RESEARCH INDUSTRIES CORPORATION

6864 South 300 West
Midvale, Utah  84047

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 3, 1995

The Annual Meeting (Meeting) of the shareholders of Research Industries Corporation will be held at the Marriott Hotel, Salon D, 75 South West Temple, Salt Lake City, Utah, on Friday, November 3, 1995, at 10:00 a.m. local time, to consider and act upon the following matters:

     1.To elect six directors to serve for a one year term

     2.To approve an Amendment to the Company's Articles of Incorporation changing the Company's name to Research Medical, Inc. and,

     3. To transact any other such business as may properly come before the Meeting or any adjournments thereof.

Proxy designations and instructions are being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote FOR these proposals. A Proxy Statement, Proxy Card and
                         ---

a copy of the Annual Report of the Company's operations during the fiscal year ended June 30, 1995, accompany this notice.

The Board of Directors has fixed the close of business on September 5, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof.


By Order of the Board of Directors,




V. Kelly Randall
Secretary

October 2, 1995


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.


PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Research Industries Corporation (the "Company") of proxy designations and instructions ("Proxy" or "Proxies") for voting at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on November 4, 1994, at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, dated October 2, 1995, and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed on or about October 2, 1995. Proxies may be designated and voting directed on the enclosed Proxy Card.

All duly executed Proxies completed pursuant to this solicitation and received prior to the Meeting or any adjournments thereof will be voted in accordance with their terms. Any proxy may be revoked in writing by the person giving it by sending or delivering a revocation in written form to the Secretary of the Company at any time before the proxy's exercise, or by the shareholder's vote in person at the Meeting. In order that a sufficient number of shares may be represented and voted on the matters to come before the Meeting, you are urged to execute and return your proxy card promptly.

The cost of the Board's soliciting Proxies will be borne by the Company. In addition to solicitations by mail, directors, officers or regular employees of the Company may solicit Proxies on behalf of the Board in person, by telephone or telegraph. The Company will reimburse brokers, custodians, nominees, and fiduciaries for their expenses in forwarding proxy material to the beneficial owners.

VOTING MATTERS / SIGNIFICANT SHAREHOLDERS

Shareholders of record at the close of business on September 5, 1995 (the Record
Date) will be entitled to vote at the Meeting and any adjournments thereof.  As
of the record date there were approximately       shareholders of record and
                                            -----
approximately    % of the outstanding shares were held by nominees who hold
              ---
shares for many additional shareholders.  Shareholders are entitled to one vote per share of Common Stock, $.50 par value, of the Company ("Common Stock") held on the Record Date. As of the Record Date, the Company had outstanding shares of Common Stock entitled to vote.  The Company knows of no
----------
person or group that was the beneficial owner of more than 5% of the Company's Common Stock as of the Record Date, except for Gary L. Crocker, 6864 South 300 West, Midvale, Utah who is a beneficial owner of 5.64% of the outstanding shares as of that date.

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

It is proposed to elect six persons to the Board of Directors of the Company to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All current Directors have been nominated for re-election. Management recommends a vote FOR all of the nominees for Director. Management has no reason to believe that any of these nominees will be unwilling or will be unable to serve. However, in the event that any of the nominees should not be willing or will be unable to serve as a Director, it is intended that management-held proxies will be voted for the election of such other person as shall be nominated by the Board of Directors.

The Board of Directors has established three committees. The Executive Committee acts through delegated authority from the Board of Directors on routine matters not deemed to require consideration by the full Board. It also considers certain matters and makes recommendations to the full Board including the nomination of prospective Directors. The Compensation Committee has been established to consider salary and benefit matters for the executive officers and key personnel of the Company. The Compensation Committee also administers the Company's stock option plans. The Audit Committee assists the Board in areas of financial reporting matters, internal controls and compliance with financial polices of the Company, meeting with its auditors when appropriate.

The Board of Directors met five times during the past fiscal year. The Executive Committee met six times, the Audit Committee met twice and the Compensation Committee met once during the year. All the Directors attended more than 75% of the meetings of the Board of Directors and the Committees on which they serve. Directors who are not also officers of the Company are paid $1,000 for attendance at each Board meeting. Each member of the Executive, Audit and Compensation Committee who is not also an officer receives $250 for attendance at each committee meeting.

NOMINEES FOR DIRECTOR AND SHARE OWNERSHIP

The following table and footnotes show information about the nominees for election as Directors of the Company along with information as to the securities of the Company beneficially owned by each nominee and by all nominees and officers of the Company as a group as of the Record Date. The information is furnished by the respective nominees and officers. No nominee or officer beneficially owned more than 1% of the Common Stock outstanding on the Record Date, except as follows: Mr. Crocker - 5.64%, Mr. Haynie - 1.58%, and all nominees, directors and officers as a group 14.51%. Where a nominee or officer has a right to acquire shares of Common Stock within 60 days of the Record Date, through the exercise of stock options, these shares of Common Stock are treated as beneficially owned by the individual and the group.

                                                          Common Stock of the
                                                          Company Beneficially
                                                  Owned Directly or Indirectly
                                                            as of Record Date

                                                                No.
                                                     Director  Shares   Right



                                                                          to
Name          Ag  Principal Occupation                Since    Owned   Acquire
              e


*Gary L.      44  Chairman of the Board, President
Crocker           and Chief Executive Officer of
                  the Company                          1983    310,111 222,000

*SLouis M.    68  Director and General Counsel of
Haynie            the Company; Former Vice
                  President of the Company (1968-
                  1991)                                1968     71,655  46,831

 .Edward M.    53  Partner, William Blair & Co. (an
Blair, Jr.        investment firm)
                  Trustee, Chicago Dock and Canal
                  Trust                                1984     52,232  31,858

*.SSterling   69  Senior Lecturer/Systems
D. Sessions       Management, Naval Postgraduate
                  School; Monterey, California.
                  Professor of Management Emeritus
                  and Dean of Business School at
                  Weber State University; Ogden,
                  Utah (1975-1990).  Director, Daw
                  Technologies, Inc.                   1986      2,169  13,858

 .SCharles J.  67  Retired Executive Vice President
Aschauer, Jr.     and Director of Abbott
                  Laboratories, Boston Scientific
                  Corporation and Quadra Logic
                  Technologies, Inc.                   1989     23,500   5,304

SWilliam A.   59  Professor of Surgery,Chairman of
Gay, Jr.          Cardiothoracic Surgery,
                  Montefiore Hospital; Bronx, New
                  York (1995-1992).  Former
                  Professor and Chairman,
                  Department of Surgery, University
                  of Utah School of Medicine (1984-
                  1992)                                1991     11,482  13,451

All Directors
and Officers
as a Group
(11 persons)                                                   591,435 648,791


* Member of Executive Committee
 . Member of Audit Committee
S Member of Compensation Committee


PROPOSAL TO APPROVE A NAME CHANGE FOR THE COMPANY
(ITEM 2 ON PROXY CARD)

The Board of Directors has approved, subject to shareholder ratification, amending the Articles of Incorporation of Research Industries Corporation to change the name of the Company to Research Medical, Inc. Management of the Company and the Board of Directors believe the name Research Medical, Inc. is more reflective of the Company's primary business purposes and is consistent with the name under which the majority of its products are being sold. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ``OR'' THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

EXECUTIVE OFFICERS


Name        Age  Present Office and Experience

Gary L.       44 Chairman of the Board, President and Chief
Crocker          Executive Officer since 1983.

Mark W.       45 Vice President and Chief Financial Officer since
Winn 1991. Vice President and Chief Financial Officer at Gory Associated Industries (A division of Elcor Corporation) 1985-1991.

Michael N.    60 Senior Vice President of Operations.  Vice
Kelly            President 1983-1995.

Clyde H.      45 Senior Vice President.  Vice President from 1987-
Baker            1994.

James C.      45 Vice President of Technical and Scientific Affairs
McRea            since 1989.

V. Kelly      44 Secretary/Treasurer and Corporate Controller.
Randall          Corporate Controller from 1991 to 1994.  Senior


                 Manager with Ernst & Young (1986-1991).


A three year contract exists with Mr. Crocker to serve as President and Chief Executive Officer of the Company. The Board agreed to sponsor Mr. Crocker for election to the Board, to vote their shares of Common Stock for his election and to sustain him as a member of the Executive Committee of the Board.

There are no other arrangements or understandings between any of the executive officers and any other person pursuant to which he was selected as an officer. Each of the executive officers was elected to serve as such for a term ending at the meeting of the Board held in conjunction with the Annual Meeting of Shareholders or until their successor has been elected.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Chief Executive Officer and the Company's other most highly compensated executive officers during the fiscal year ended June 30, 1995 who were serving as executive officers on June 30, 1995 which were greater than $100,000..

SUMMARY COMPENSATION TABLE
                                                     LONG-
                                                     TERM
                                                     COMPENS
                                 ANNUAL              ATION
                                 COMPENSATION        AWARDS

                                                                 ALL
                                  ________________               Other
NAME AND                                             OPTIONS   COMPENS
PRINCIPAL POSITION        YEAR    SALARY1    BONUS     (#)      ATION2


Gary L. Crocker,         1995     $208,062  $59,277    30,000         $
  President & CEO        1994      202,727   57,013    30,000     3,890
                         1993      189,793   80,033    30,000     3,732

Clyde H. Baker, Sr. VP   1995      142,755    1,546     9,000
                         1994      105,591    4,539     9,405     2,291
                         1993      105,953    9,082     5,985     1,376

James C. McRea,  VP      1995       90,000   19,047     8,100
                         1994       65,981   10,439     7,920
                         1993       63,751   10,751     5,040



1  Mr. Baker's salary includes his sales commission overrides.
2   Represents the Company's contribution to the 401(k) plan on behalf of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR
The following table lists information concerning the nonqualified stock options that were granted to the named executives during fiscal 1995 under the Company's Long-Term Equity Based Incentive Plan and/or the 1994 Supplemental Equity Based Incentive Plan. No stock appreciation rights (SARs) were granted during fiscal 1995.


                     % OF
                     TOTAL                         POTENTIAL REALIZABLE
            OPTIONS  OPTIONS   EXERCISE                  VALUE AT
            GRANTED  GRANTED   PRICE     EXPIRAT   ASSUMED ANNUAL RATES
NAME        (#)      TO        PER       ION                OF
                     EMPLOYEE  SHARE     DATE          STOCK PRICE
                     S IN                            APPRECIATION FOR
                     FISCAL                        10 YEAR OPTION TERM AT
                     YEAR                             5%          10%


Gary L.      30,000     23.6%   $14.625   1/19/05 $685,187   $1,350,932
Crocker

Clyde H.      9,000      7.0%   $14.625   1/19/05  205,556      405,280
Baker

James C.      8,100      6.3%   $14.625   1/19/05  185,001      364,752
McRea




The assumed annual rates of appreciation of 5% and 10% would result in stock prices of $37.46 and $59.66, respectively. Over the past 5 years the market price of the Company's stock has grown at a compounded average annual rate of 28.75%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES
The following table lists information concerning nonqualified stock options that were exercised by the named executives shown below during fiscal 1995, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of June 30, 1995, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the year-end market price of the shares subject to such option on June 30, 1995.


                                                                VALUE OF
                                                               UNEXERCISED
                                                              IN-THE-MONEY
             SHARES                                              OPTIONS
            ACQUIRE                NUMBER OF UNEXERCISED     AT YEAR-END ($)
               D        VALUE     OPTIONS AT YEAR-END (#)           1

               ON     REALIZED   EXERCISABLE   UNEXERCISAB  EXERCISABLE  UNEX
            EXERCIS                            LE                        ERCI
               E                                                         SABL
NAME                                                                     E


Gary L.      60,000   $873,650       222,000            0   $3,168,75    $0
Crocker                                                              8

Clyde H.          0          0        58,125            0      857,923    0
Baker

James C.          0          0        42,165            0      584,038    0
McRea



1Calculated on the basis of the last reported sale price per share for the Company's Common Stock on the Nasdaq National Market System of $23.00 on June 30, 1995.



REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (Committee) is a group of outside directors responsible for evaluating executive compensation and making recommendations to the Board of Directors related to such compensation. The Committee has the primary responsibility for establishing the compensation package for Mr. Gary L. Crocker, Chief Executive Officer of the Company. Mr. Crocker establishes the compensation packages for the other executive officers, subject to the Committee's review and the Board's approval.

The Company's executive compensation policies and programs seek to achieve two fundamental goals: (1) to increase the Company's performance and shareholder value by linking a portion of executive officer compensation to the Company's financial performance, and (2) to reward superior executive performance with pay incentives adequate to retain them in the future in the face of considerable competition for executive talent within the biomedical industry.

Compensation for each of the Company's executive officers consists of a base salary, an annual bonus and long-term incentive compensation in the form of stock option grants. Mr. Crocker's base salary and annual stock option award are established in his current employment agreement. The criteria for payment of an incentive bonus is also specified in his employment agreement and is based on the achievement of certain health care earnings performance goals as compared to the Board approved budget and prior year health care results. The level of bonus varies based the level of achievement of these goals. Mr. Clyde H. Baker, Senior Vice President, receives the majority of his annual bonus in the form of overrides on the incremental annual increase in medical product sales. This override is redefined annually with Mr. Crocker. A portion of Mr. Baker's bonus is based on his achievement of personal incentive goals. All other executive officers can obtain a bonus of up to 25% of their base salaries. One half of these bonuses are based on achievement of specific company earnings objectives and the other half is based on their achievement of personal incentive goals.

Annual stock option awards under the Long-Term Equity Based Incentive Plan and the Supplemental Equity Based Incentive Plan for executive officers (excluding Mr. Crocker) are recommended to the Board by Mr. Crocker based on his assessment of individual performance in terms of personal goal performance, personal contribution and initiative and the individual's level of management responsibility. Mr. Crocker presents his listing of officers and awards to the Committee for approval.

Mr. Crocker has received the annual bonus and stock option awards provided for in his employment agreement based on the performance criteria established in that agreement.

No member of the Committee is a former or current officer or employee of the Company, except Mr. Haynie, who was an officer and employee prior to 1992.

Members of the Compensation Committee

Sterling D. Sessions, Chairman
Charles J. Aschauer, Jr.
William A. Gay, Jr.
Louis M. Haynie


PERFORMANCE GRAPH

The following chart compares the change in the cumulative total shareholder return on the Company's Common Stock of a peer group and Nasdaq Stock Market indices shown below. The comparisons assume $100 invested at the close of trading on June 30, 1990. The stock price performance shown on the graph below is not necessarily indicative of future price performance.



To be described in final proxy




INDEPENDENT AUDITORS

The accounting firm of KPMG Peat Marwick LLP, Salt Lake City, Utah, conducted the audit of the Company's financial statements for the year ended June 30, 1995. The Board of Directors plans to appoint the firm of KPMG Peat Marwick LLP to perform the same services for the year ending June 30, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will be available to respond to appropriate questions and will be afforded the opportunity to make a statement if they wish to do so.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholders' proposals need to be received by July 31, 1996, in order to be reviewed for inclusion in the Proxy Statement for the 1996 Annual Meeting. COMPLIANCE WITH SECTION 16(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.



Based solely on its review of the copies of such reports received or representations from Reporting Persons that no Forms 5 were required, the Company believes that during fiscal 1995 all Reporting Persons complied with all applicable filing requirements, except Mr. Haynie who filed his May report approximately 7 days late as he was out of town on the date the report was required to be filed.

OTHER MATTERS

Management does not know of any other business to be presented at the meeting. Should any matter come before the meeting, however, the persons named in the proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

The Company's Annual Report on Form 10-K is being provided to each shareholder along with this Proxy Statement and the enclosed Proxy Card. Any Shareholder not receiving a copy of the 1995 Annual Report on Form 10-K should contact V. Kelly Randall at (801) 562-0200.


By order of the Board of Directors,



V. Kelly Randall